Exhibit 99.1

[LOGO]Wilshire(SM)
                                                     Wilshire Credit Corporation

                                                                        Payments
                                      P.O. Box 30040; Los Angeles, CA 90030-0040
                                       or P.O. Box 650314; Dallas, TX 75265-0314

                                                                  Correspondence
                                          P.O. Box 8517; Portland, OR 97207-8517

                                                                           Phone
                                                                  (503) 952-7947
March 9, 2006                                                     (888) 502-0100

                                                                             Fax
                                                                  (503) 952-7476

                                                                        Web Site
                                                                    www.wfsg.com
Merrill Lynch Mortgage Investors, Inc.
250 Vesey Street
4 World Financial Center
10th Floor
New York, NY 10080
Attn: Asset-Backed Finance

Deutsche Bank National Trust Company
Attn: Trust Administration
1761 East St. Andrew Place
Santa Ana, CA 92705



Re: Officer's Certificate for Deals Listed on Attached Exhibit A


                    Annual Servicing Officer's Certification



I, Jay H. Memmott, certify to the Trustee and to the Depositor and their officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

      I. A review of the activities of the Servicer during the preceding calendar year and of its performance under the referenced Servicing Agreements has been made under my Supervision; and

      II. To the best of my knowledge, based on the review, the Servicer has materially fulfilled all of its obligations under the Servicing Agreements throughout the year except as disclosed in writing on or prior to the date of this certification either in the accountants' report required under the related Agreements or in disclosure a copy of which is attached hereto.

Wilshire Credit Corporation, as Servicer

Certified By:


By:/s/ Jay H. Mermmott
   --------------------------------
   Name: Jay H. Mermmott
   Title: Chairman, President and CEO

                            DEUTSCHE BANK - MERRILL LYNCH
                                      EXHIBIT A


Pool  Description       Verbiage
----  -----------       --------

                        Pooling & Servicing Agreement dated as of August 1, 2005
                        between Merrill Lynch Mortgage Investors, Inc.,
415   MLMI 2005-NCA     Depositor, Wilshire Credit Corporation, Servicer, and
                        Deutsche Bank National Trust Company, Trustee for the
                        Merrill Lynch Mortgage Investors Trust, Series 2005-NCA

                        Pooling & Servicing Agreement dated as of September 1,
                        2005 between Merrill Lynch Mortgage Investors, Inc.,
 426   MLMI 2005-AR1    Depositor, Wilshire Credit Corporation, Servicer, and
                        Deutsche Bank National Trust Company, Trustee for the
                        Merrill Lynch Mortgage Investors Trust, Series 2005-AR1

                        Pooling & Servicing Agreement dated as of November 1,
                        2005 between Merrill Lynch Mortgage Investors, Inc.,
434   MLMI 2005-NCB     Depositor, Wilshire Credit Corporation, Servicer, and
                        Deutsche Bank National Trust Company, Trustee for the
                        Merrill Lynch Mortgage Investors Trust, Series 2005-NCB